UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 8, 2009

Allegheny Bancshares, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

West Virginia	000-50151	22-3888163
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

PO Box 487, 300 N Main St, Franklin, West Virginia		26807
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	304-358-2311

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On April 17, 2009, Pendleton Community Bank, Inc. ("Pendleton"), a wholly owned subsidiary of the Registrant, completed the previously announced acquisition of certain assets and assumption of certain deposits and other liabilities with Citizens National Bank ("Citizens") pursuant to the Purchase and Assumption Agreement dated January 13, 2009 as originally filed with form 8-K.
A summary of the net assets (in thousands) acquired in the business acquisition is as follows:

Cash at settlement $ 6,516
Loans acquired 13,713
Real property acquired 1,019
Deposit premium paid 845
All other assets 42

Total assets acquired $ 22,135

Deposits assumed $ 22,133
Other liabilities assumed 2

Total liabilities assumed $ 22,135

Item 9.01 Financial Statements and Exhibits.

The pro forma financial information required by this Item is not required since it was determined that the business acquisition is not significant to the operations of the Registrant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allegheny Bancshares, Inc.

May 11, 2009	By:	William Loving, Jr., CLBB

Name: William Loving, Jr., CLBB
Title: CEO/EVP